                                SHARING AGREEMENT

     This Sharing Agreement (the "Agreement") is made and entered into as of August 22, 1997 by and between Cotton Stuff, Inc. ("CSI") and CMG Corporation ("CMG") with reference to the following facts and circumstances:

          A. CSI and CMG are the Sublessee under a Sublease dated October 3, 1994, (the "Master Sublease") with SCKS, a general partnership (the "Master Sublessor") of certain office and warehouse space and associated parking located at 1620 South Los Angeles Street, Los Angeles, California (the "Property").

          B. CSI and CMG are jointly and severally liable to the Master Sublessor for all obligations of the Sublessee under the Master Sublease.

          C. CSI and CMG are entering into this Sharing Agreement to formalize the existing agreement between them as to their respective rights and responsibilities under the Master Sublease.

          D. Effective August 22, 1997, CSI is subleasing its portion of the Property to Pacific Coast Apparel Company, Inc., a subsidiary of which is acquiring CSI's assets and business as a going concern.
     NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

     1. ALLOCATION OF SPACE: CSI shall have the right to use and occupy 7,850 square feet of office space and 21, 500 square feet of warehouse space ("CSI's Premises") and CMG shall have the right to use and occupy 3,400 square feet of office space and

41,500 square feet of warehouse space ("CMG's Premises"), all as described on Exhibit "A" hereto.

     2. RENT OBLIGATIONS: For the balance of the term of the Master Sublease, CSI shall pay monthly rent of $11,006.25 and CMG shall pay monthly rent of $16,837.50.

     3. COSTS AND EXPENSES: CSI shall pay the following costs and expenses relating to the Property as the same become due and payable: (1) all charges for water, power, fire sprinkler line and HVAC maintenance, (2) all charges for garbage collection and pest control, (3) all building maintenance obligations of Sublessee under the Master Sublease and (4) all salary, benefits and payroll-related costs and expenses, including without limitation payroll taxes, for a parking lot attendant. CMG shall reimburse CSI for the following share of such expenses, within thirty days of receipt of billing therefor:

          a. 65% of all charges for water, power and fire sprinkler line for the warehouse portion of the Property;

          b. 50% of all charges for HVAC maintenance for the warehouse portion of the Property;

          c. 35% of all charges for water, power, fire sprinkler line and HVAC maintenance for the office portion of the Property;

          d. 50% of all charges for garbage collection and pest control for the Property;

          e. 50% of all salary, benefits and payroll-related costs and expenses, including without limitation payroll taxes, for a parking lot attendant; and

          f. an "Allocable Share" (as defined below) of all building maintenance obligations of Sublessee under the Master Sublease. As used herein, Allocable Share means that share of the expense at issue which is properly allocable to CMG's Premises as determined by CSI in good faith. If the nature of a maintenance obligation is such that it is not practicable of allocation in such manner, then CMG shall pay 35% of such maintenance obligations relating to the office portion of the Property and 65% of such maintenance obligations relating to the warehouse portion of the Property.

     4. PARKING LOT REVENUES: CSI and CMG shall each receive fifty percent (50%) of all revenues from operation of the parking lot on the Property.

     5. INDEMNITIES: Each of CSI and CMG shall indemnify and hold the other party and the other party's shareholders, officers and directors harmless from and against any and all claims, demands, causes of action, proceedings, losses, liabilities, damages, interest, penalties, judgments, costs and expenses (including without limitation attorneys fees and costs of collection and investigation) arising out of or resulting from any breach, by the indemnifying party, of any provisions of this Agreement or the Master Sublease.

     6. CONSENT TO SUBLEASES: CMG hereby consents to CSI's sublease of CSI's Premises to Pacific Coast Apparel Company, Inc.

     Executed as of August 22, 1997.

COTTON STUFF, INC.                           CMG CORPORATION



By                                           By
  ---------------------------------            --------------------------------
  Its Chief Executive Officer                  Its President